UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2007

Sino Gas International Holdings, Inc.
(Exact name of small business issuer as specified in its charter)

Utah	000-51364	32-0028823
(State or other jurisdiction of incorporation	(Commission file number)	(I.R.S. Employer Identification No.)

c/o Beijing Zhong Ran Wei Ye Gas Co., Ltd.
No. 18 Zhong Guan Cun Dong St.
Haidian District
Beijing, China

(Address of Principal Executive Offices)

Tel. No.: 011-86-10-82600527
(Registrant's telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐    Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-2)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Agreement regarding new subsidiary and purchase of assets of Baishan Gas Co. Ltd.

On July 9, 2007, Beijing Zhong Ran Wei Ye Gas Co., Ltd. (“Beijing Gas”), a limited liability company organized under the laws of the People's Republic of China (the “PRC”) and a wholly-owned indirect subsidiary of Sino Gas International Holdings, Inc., a Utah corporation (the “Company”), signed an agreement with the municipal government of Baishan, a city in China’s Jilin Province, to set up a new subsidiary to operate in the city of Baishan. The new subsidiary, Baishan Zhong Ran Wei Ye Gas Co., Ltd. (“New Baishan Gas”) was created on July 12, 2007 and commenced operations immediately. Under the agreement, New Baishan Gas was granted a 30-year exclusive license to supply natural gas to the city of Baishan. The initial registered capital of New Baishan Gas was $1,970,000 (RMB15,000,000), of which $921,000 (RMB7,000,000) was used to purchase the assets of Baishan Gas Co., Ltd., a regional distributor and developer of distribution networks for natural gas in Jilin Province, on July 9, 2007. Under the agreement, New Baishan Gas is responsible for paying outstanding debts of Baishan Gas Co., Ltd. in the amount of $4,000,000, which are due in periodic installments through the year 2030.

The distribution network purchased from Baishan Gas Co., Ltd. includes 8,000 connected households and one natural gas station. Over the next three years, we believe that 30,000 additional households will be connected to the network, with 6,000 households to be connected in 2007, 10,000 in 2008 and 14,000 in 2009. Management believes that these households are likely to generate approximately $9 million in revenue from connection fees and approximately $5 million from recurring gas sales over the next three years.

Cautionary Note

This report contains forward-looking statements, which are predictive in nature, refer to future events, or include words like "expect," "plan," "believe," and "estimate." Although we believe that these statements are based on reasonable assumptions, they are subject to both known and unknown risks and uncertainties, and you should not place undue reliance on them. Our forward-looking statements also represent our estimates and assumptions only as of the date on which they were made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GAS INTERNATIONAL HOLDINGS, INC.

By:	/s/ Liu Yu Chuan
Name: Liu Yu Chuan
Title: Chief Executive Officer, President & Chairman

Date: July 23, 2007